UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

CHINA PHARMA HOLDINGS, INC.

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(Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road

Haikou, Hainan Province, China 570216

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CPHI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2023, Hainan Helpson Medical & Biotechnology Co., Ltd (“Helpson”), a wholly owned subsidiary of China Pharma Holdings, Inc. (the “Company”), entered into a Technology Transfer Agreement (the “Agreement”) with Tao Liu (the “Transferor”). The Transferor owns an invention patent of a drug combination for the treatment of chronic obstructive pulmonary disease (the “Invention Patent”). Pursuant to the Agreement, the Transferor will transfer the ownership of the Invention Patent to Helpson. The Transferor or its designated third party shall provide relevant technical services in Haikou, which include but are not limited to product research and development, writing of registration materials, registration application and other technical services.

The transfer price as contemplated by the Agreement is $1.65 million, which will be paid in the form of common stock of the Company at $0.11 per share. During ten years since the product launches to the market, if and only if the product generates profit, Helpson shall pay 15% of the net profit of the sales in cash on an annual basis to the Transferor.

The foregoing descriptions of the Agreement are summaries of the material terms of such documents, do not purport to be complete and are qualified in their entirety by reference to the Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the issuance of the Company’s securities mentioned above is incorporated herein by reference. The Company is to issue an aggregate of 15,000,000 restricted shares of common stock in connection with the technology transfer.

The Company’s securities mentioned above, if and when issued, will not be registered under the Securities Act as amended (the “Securities Act”), or the securities laws of any state, and are being offered and issued in reliance on the exemption from registration under the Securities Act afforded by Regulation S promulgated thereunder for the issuance of the shares to the person who is a non-U.S. person as the securities are being issued to the person through an offshore transaction which was negotiated and consummated outside the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2023

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
Name: Zhilin Li Title: President and Chief Executive Officer